UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): June 26, 2006
ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	333-42057 (Commission File Number)	58-2358943 (IRS Employer Identification No.)

2828 Dauphin Street Mobile, Alabama (Address of principal executive offices)	36606 (Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 26, 2006, EnergySouth, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with C.S. “Dean” Liollio confirming the terms of the offer to Mr. Liollio for employment by the Company as President and Chief Executive Officer. A brief description of the terms of the Letter Agreement is included in Item 5.02 below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 26, 2006, EnergySouth, Inc. (the “Company”) issued a press release announcing that C.S. “Dean” Liollio will become President and Chief Financial Officer of the Company effective August 1, 2006. Mr. Liollio will also join the Board of Directors of the Company effective on his commencement of employment with the Company.
Letter Agreement with Mr. Liollio
     The Letter Agreement provides that Mr. Liollio will be employed as the President and Chief Executive Officer of the Company for a term of three (3) years commencing August 1, 2006. Mr. Liollio will receive an annual base salary of not less than $325,000 and will be eligible to participate in the Company’s incentive and other employee benefit plans. In addition, Mr. Liollio will be granted certain equity awards described in the Letter Agreement.
     The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.2.
Family Relationships; Related Party Transactions
     Mr. Liollio does not have any family relationships with any executive officer or director of the Company and is not involved in any related party transactions.
Business Experience
     Mr. Liollio, 47, has served CenterPoint Energy and its predecessors since he joined the company in 1983 following graduation from Texas A&M University. He has been an officer of the company since 1996 and in 1999 was named President and Chief Operating Officer of the Company’s Entex natural gas distribution operations outside Houston. In 2000 he added the responsibilities of the Company’s Arkla natural gas distribution operations, where he served as President and Chief Operating Officer of those two business units until 2005. In 2005, Mr. Liollio was named Division President and Chief Operating Officer, Southern Gas Operations, adding the company’s Houston metropolitan service area to his existing responsibilities. As Southern Gas Operations’ COO, Mr. Liollio led a team of 2900 employees across a 5 state area serving 2.3 million residential, commercial and industrial customers.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	EnergySouth, Inc. press release dated June 26, 2006

99.2	Letter Agreement, dated June 26, 2006, between EnergySouth, Inc. and C.S. “Dean” Liollio
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: June 27, 2006	By:	/s/ G. Edgar Downing, Jr.
G. Edgar Downing, Jr.
Secretary

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